UNITED STATES
SECURITES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to ss. 240.14a-12

SUPERCLICK, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

________________________________________________________________
(NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies:
_____________________________________________

2. Aggregate number of securities to which transaction applies:
_____________________________________________

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
_____________________________________________

4. Proposed maximum aggregate value of transaction:
_____________________________________________

5. Total fee paid:
_____________________________________________

☐ Fee paid previously with preliminary materials:

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:
_____________________________________________

2. Form, Schedule or Registration Statement No.:
_____________________________________________

3. Filing Party:
_____________________________________________

4. Date Filed:
_____________________________________________

SUPERCLICK, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 24, 2008

Superclick, Inc. hereby invites you, as one of our shareholders, to attend our annual meeting of shareholders either in person or by proxy. The meeting will be held at the Marriott Chateau Champlain, 1 Place du Canada, Montreal, Huronie Section “A” Room on Level P, 11 a.m. local time, in the, for the purpose of considering and acting upon the following matters:

 1. Re-election of three Class III directors to hold office for the ensuing year ending at our Annual Meeting to be held in 2009 and until their respective successors are elected and qualified;

2. To ratify the appointment of Bedinger & Company as the Company's independent certified public accountant for the fiscal year ending October 31, 2008;

3. To transact any other business that may properly come before the meeting.

Only shareholders of record at the close of business on February 25, 2008 are entitled to receive notice of and to vote at the annual meeting or any adjournment of the meeting.

By Order of the Board Of Directors

/s/ Todd M. Pitcher
Todd M. Pitcher
Chairman and Secretary

Montreal, Quebec
February 11, 2008

 YOUR VOTE IS IMPORTANT. ALL SHAREHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

SUPERCLICK, INC.
10222 St Michel
Suite 300
Montreal, Qc  H1H-5H1

 PROXY STATEMENT

The board of directors of Superclick, Inc. ("Superclick") is soliciting the enclosed proxy for use at our annual meeting of shareholders to be held on April 24, 2008, at 11:00 a.m., local time, or at any adjournments of the meeting. This proxy statement and the accompanying Notice of Annual Meeting of Shareholders describe the purposes of the annual meeting. The meeting will be held at the Marriott Chateau Champlain, 1 Place du Canada, Montreal, Huronie Section “A” Room on Level P, 11 a.m. local time. These proxy solicitation materials were mailed on or about February 23, 2007 to all shareholders entitled to vote at the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Q:  Why am I receiving these proxy materials?

A:  We sent you this proxy statement and the accompanying proxy card, and our Annual Report for the fiscal year ended October 31, 2007, on or about March 5, 2008 to all shareholders of record entitled to vote at the Annual Meeting.

Q:  Who is entitled to vote at the Annual Meeting?

A:  To be able to vote, you must have been a shareholder on February 25, 2008, the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). As of the Record Date, 43,719,870 shares of our common stock were issued and outstanding.

Our stock transfer books will remain open between the Record Date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at our offices located at 10222 St-Michel, Suite 300, Montreal Quebec, H1H 5H1.

Shareholder of Record: Shares Registered in Your Name. If at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, First American Stock Transfer, then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to complete and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, at the close of business on the Record Date, your shares were not issued directly in your name, but rather were held in an account at a brokerage firm, bank, or other agent, you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank, or other agent. The broker, bank, or other agent holding your shares in that account is considered to be the shareholder of record for purposes of voting at the Annual Meeting.

As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:  What am I being asked to vote on?

A:  (1) The re-election of three Class III directors to hold office for the ensuing ear ending at our Annual Meeting to be held in 2009 and until their respective successors are elected

(2) To ratify the appointment of Bedinger & Company as the Company’s independent certified public accountant; and

(3) To transact any other business that may properly come before the meeting.

Q: How does the board recommend I vote on these proposals?

A: Our board of directors recommends: a vote FOR the nominees for director; and a vote FOR the ratification of Bedinger & Company.

Q: Who is entitled to vote?

A: The record date for the annual meeting is February 25, 2008. Shareholders of record as of the close of business on that date are entitled to vote at the annual meeting.

Q: How do I vote?

A: If you are the record holder of your shares, you may sign and date the enclosed proxy card and return it in the pre-paid envelope, vote via telephone or the internet following the instructions on the enclosed proxy card, or attend and vote at the annual meeting in person.

Q: Can I revoke my proxy later?

A: Yes. You have the right to revoke your proxy at any time before the annual meeting by:

(1) delivering a signed revocation or a subsequently dated, signed proxy card to the Secretary of Superclick before the annual meeting, or

(2) attending the annual meeting and voting in person.

However, if you have delivered a valid proxy, your mere presence at the annual meeting will not, by itself, revoke that proxy.

Q: How many shares can vote?

A: As of the close of business on the record date of February 25, 2008, 43,719,870 shares of common stock were issued and outstanding. We have no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote.

Q: How is a quorum determined?

A: For the purposes of determining a quorum, shares held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. Abstentions will be counted as present for quorum purposes.

Q: What constitutes a quorum?

A: A quorum is a majority of the voting power of the shares entitled to vote at the annual meeting. Because there were 43,719,870 shares of common stock of our company outstanding as of the record date, we will need holders of at least 21,859,936 shares of common stock of our company present in person or by proxy at the annual meeting for a quorum to exist.

Q: What is required to approve each proposal?

A: For the election of the directors, the three nominees in Class III receiving he most “For” votes (among votes properly cast in person or by proxy) will be elected.

To be approved, the ratification of the selection of Bedinger & Company as our independent registered public accounting firm must receive a “For” vote from a majority of shares present and entitled to vote either in person or by proxy.

Q: What are broker non-votes?

A: "Broker non-votes" are shares held by brokers or nominees for which the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares.

Q: How will my shares be voted if I return a blank proxy card?

A: If you sign and send in your proxy card and do not indicate how you want to vote, we will count your proxy as a vote FOR the nominees named in this proxy statement, and a vote FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant. If a broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy card that broker's lack of authority to vote, we will treat the shares as present and count the shares as votes FOR the nominees named in this proxy statement, and FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the annual meeting other than the proposals described in this proxy statement, if any other business comes before the annual meeting, your signed proxy card gives authority to the proxy holder, Michael Corrigan to vote on those matters at their discretion.

Q: What if a quorum is not present at the meeting?

A: If a quorum is not present at the scheduled time of the annual meeting, we may adjourn the meeting, either with or without the vote of the shareholders. If we propose to have the shareholders vote whether to adjourn the meeting, the proxy holders will vote all shares for which they have authority in favor of the adjournment. We may also adjourn the meeting if for any reason we believe that additional time should be allowed for the solicitation of proxies. An adjournment will have no effect on the business that may be conducted at the annual meeting.

Q: How much stock do Superclick’s directors and executive officers own?

A: As of February 25, 2008, our current directors and executive officers collectively had beneficial ownership (excluding options and warrants) of 4,934,201 shares, constituting approximately 11.2% of our outstanding shares. These persons have indicated that they currently intend to vote the shares held by them FOR the nominees named in this proxy statement, and FOR approval of the ratification of Bedinger & Company as the Company's independent certified public accountant.

Q: Who will bear the costs of this solicitation?

A: We will pay the cost of this solicitation of proxies by mail. Our officers and regular employees may also solicit proxies in person or by telephone without additional compensation. We will make arrangements with brokerage houses, custodians, nominees and other fiduciaries to send proxy materials to their principals, and we will reimburse these persons for related postage and clerical expenses.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Information about our Board of Directors

We have a classified Board of Directors consisting of one Class I director (George Vesnaver), one Class II director (Sandro Natale) and three Class III directors (Todd M. Pitcher, Paul Gulyas and Wendy-Borow Johnson).

At each annual meeting of shareholders, director are elected for term of three years to succeed those directors whose terms expire at the Annual Meeting date and serve until their respective successors are duly elected and qualified. The term of our Class I directors expires at the Annual Meeting to be held in 2009. The term of our Class II director expires the annual meeting to be held in 2010, and the term of our Class III director expires at this 2008 Annual Meeting.

The following table sets forth, for our current directors, including the nominees to be elected as Class III directors at this meeting, information with respect to their ages and background.

Name	Principle Position with Company	Age	Director Since
Class I Directors
George Vesnaver	Director	49	2004
Class II Directors
Sandro Natale	Chief Executive Officer and President	50	2003
Class III Directors
Todd M. Pitcher	Chairman	39	2003
Paul Gulyas	Director	50	2005
Wendy Borow-Johnson	Director	50	2007

Nominees for Election for a Three-Year Term Expiring at the 2011 Annual Meeting

Todd M. Pitcher - Mr. Pitcher has been a director of Superclick since January, 2003. He has also been president and chief executive officer of Grand Prix Sports, Inc. since January, 2003 and through the date of Grand Prix Sports' acquisition of Superclick Networks, Inc. in October, 2003. Since 2000, Mr. Pitcher has been managing member of Comprehensive Communications LLC, a San Diego-based business services firm specializing in advisory and administrative support for public companies.

Paul Gulyas - Mr Gulyas has more than 29 years of diverse industrial experience in IT systems and products, military/government systems, air traffic and vessel traffic management systems as well as border control and security solutions in companies from the very small to the very large. He is currently responsible for the OEM program within IBM Canada's mid-market business unit. Previously he was President of IOTA Information Management and is a founding partner of the consulting firm TACTexe Incorporated. Mr. Gulyas has a BS in Physics from McMaster University in Hamilton, Ontario.

Wendy Borow Jonson - Ms. Borow-Johnson currently serves as President of Media for Boomj.com Inc., a lifestyle and social network portal for Baby Boomers and Generation Jonesers. Previously, she was President of Healthy Living Channel and served as the Senior Vice President of The Networks Group of Turner Media Group, Inc. She has won NY Film Festival Gold and Silver Medals, The International Medical Film Festival's Freddie Award, the PRSA's Golden Anvil and was awarded the Women in Communications Sky Award as well as being honored with the American Medical Writers Alvarez Award.

Directors Continuing in Office until the 2009 Meeting

George Vesnaver - Mr. Vesnaver has been a Director of Superclick since August, 2004. Mr. Vesnaver is currently Director of Hewlett Packard's (HWP-NYSE) Software Business Unit, and has been with HP for more than 20 years. His experience spans a number of areas including consulting, sales and distribution of enterprise software solutions to companies of all sizes. Mr. Vesnaver holds a bachelor's degree in electrical engineering from Concordia University and an MBA in international business and finance from McGill University.

Directors Continuing in Office until the 2010 Meeting

Sandro Natale - Mr. Natale also serves as CEO and President of Superclick. Mr. Natale has 15 years experience in the technology and system integration business. Prior to joining the Superclick Networks team in 2001, Mr. Natale was President and of founder of I.T.S services a successful IT services integrator which was later purchased by GSI Technologies. Mr.Natale served as V.P. of sales and marketing where he assumed increasing responsibilities in various organizational units, including, revenue planning, regulation, marketing, sales operations and information systems. Mr. Natale holds a B.S. in computer science with several technical certifications.

PROPOSAL 1--ELECTION OF CLASS III DIRECTORS

Three persons are to be elected to serve as Class III directors of the Board of Directors at this 2008 Annual Meeting. The Board’s nominees for election by the shareholders to those positions are the current Class III members of the Board of Directors, Todd M. Pitcher, Paul Gulyas and Wendy Borow-Johnson. If elected, the nominees for election as class III directors will serve as directors until our Annual Meeting of shareholders until 2011, and until their successors are elected and qualified.

Each of Mr. Pitcher, Mr. Gulyas and Ms. Borow-Johson is standing for re-election by the shareholders.

Unless instructed otherwise, the persons named in the accompanying proxy will vote the shares represented by such proxy for the election of the three nominees for Class III director. Each of the three nominees has consented to serve, and the Board does not know of any reason why any of them would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board can either reduce its size or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Required Vote

If a quorum is present and voting, the three nominees for Class III director receiving the highest number of votes will be elected as Class III directors. Abstentations and broker non-votes have no effect on the vote.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR CLASS III DIRECTOR NAMED ABOVE. UNLESS THE AUTHORITY TO DO SO IS WITHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY FOR THE ELECTION OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Code of Ethics

Our company has adopted a code of ethics that applies to our chief executive officer, chief financial officer and controller. A copy of the code of ethics can be found in the Corporate Governance section of our Web site at http://www.superlclick.com.

Executive Sessions

Our Board of Directors meet in regularly scheduled executive sessions at which only directors and executive officers are present.

Meetings of the Board of Directors

During the fiscal year ended October 31, 2007, the Board of Directors held 10 meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors.

Committees of the Board of Directors

Due to the relatively small size of the board, no independent committee meetings were held in fiscal year 2007. All key issues including compensation, nomination, audits were considered in aggregate by the standing board. In January, 2008, the board determined it to be in the best interests of the company to re-establish Compensation and M&A Committees. The following table provides for membership information for the current year for each of the committees of the Board of Directors.

Name	Compensation	M&A
Todd M. Pitcher	X	X*
Paul Gulyas	X
Wendy Borow-Johnson(1)	X*	X
Frank Candido(2)		X

*Committee Chairperson

(1)	Ms. Borow Johnson joined the Board in September 2007 and became a member of the Compensation Committee when it was re-established in January 2008.

(2)	Mr. Candido is not a director, but as a key advisor to the company, was voted by the board to participate on the M&A committee.

The Compensation Committee

The Compensation of Committee of the Board of Directors:

•
Periodically reviews and advises the Board concerning both regional and industry-wide compensation practices and trends in order to assess the adequacy and competitiveness of our compensation programs for executive officers and directors relative to comparable companies in our industry.

•	Reviews and approves corporate and personal performance goals and objectives relevant to the compensation of all executive officers and sets all executive compensation.

•	Makes recommendations to the Board regarding the establishment and terms of our incentive compensation plans and equity compensation plans, and administers such plans.

•	Approves grants of options, restricted stock and other awards to all executive officers and directors.

•
Approves compensation-related matters outside the ordinary course to executive officers and directors, including but not limited to employment contracts, change in control provisions, severance arrangements and material amendments thereto.

•
Reviews and approves for filing the disclosures in our “Compensation Discussion and Analysis” any other disclosures regarding executive compensation to be included in our public filings or shareholder reports.

•	Makes recommendations to the board regarding director compensation.

The Compensation Committee is responsible for all grants of equity awards. Equity awards to executive officers of Superclick are made at the meetings of the Compensation Committee, and not by unanimous written consent. All awards approved for grant at regularly scheduled meetings are granted effective as of the date of the meeting.

The Mergers & Acquisitions Committee

The Mergers & Acquisitions Committee of the Board of Directors:

•
is appointed by the Board to review and assess, and assist the Board in reviewing and assessing, potential acquisitions, strategic investments and divestitures. The duties of the M&A Committee include providing guidance to management and the Board with respect to Superclick’s merger, acquisition, investment and divestiture strategies, assisting management and the Board with identifying merger, acquisition, investment and divestiture opportunities, and overseeing management’s and the Board’s due diligence process with respect to proposed acquisitions, investments and divestitures.

Director Nominations

Our bylaws contain provisions that address the process by which a shareholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting. The Board of Directors has adopted a policy regarding director nominations and regarding communications by shareholders with directors, including the process for evaluating director nominees proposed by shareholders. To date, we have not received any recommendations from shareholders requesting that the Board of Directors consider a candidate for inclusion among the Board’s slate of nominees in our proxy statement.

In evaluating director nominees, the Board of Directors considers the following factors:

•	The appropriate size of our Board of Directors and its Committees

•	The perceived needs of the Board for particular skills, background and business experience

•	The skills, background, reputation, and business experience of nominees compared to the skills, background, reputation and business experience already possessed by other members of the Board

•	The nominee’s independence from management

•	The benefits of a constructive working relationship among directors

•	The desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members

Other than the foregoing, there are no stated minimum criteria for director nominees, and the Board of Directors may also consider such other factors as it may deem are in our best interests and the interests of our shareholders.

The Board of Directors identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board identifies the desired skills and experience of a new nominee, and discusses with the Board suggestions as to individuals that meet the criteria.

Shareholders who wish to communicate with our Board of Directors or with a particular director may send a letter to the Secretary of our company at the office of its legal counsel, Attention Michael L. Corrigan, Esq., 11995 El Camino Real, Suite 301, San Diego CA 92130. The mailing envelope must contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors

Director Attendance at Annual Meetings

We make every effort to schedule our Annual Meeting at a time and date to maximize attendance by directors taking into account the directors’ schedules. We believe that annual meetings provide an opportunity for shareholders to communicate with directors and have requested all directors make every effort to attend the Company’s Annual Meeting. Historically, more than a majority of the directors have done so; for example, 100% of the directors attended the 2007 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee are or have been an officer of Superclick. During fiscal year 2007, the Compensation Committee was inactive, and the Board of Directors as a whole considers matters relating to compensation. The Board of Directors determined in January, 2008 that it is in the Company’s best interests to re-establish the Compensation Committee’s charter. In setting the compensation of non-employee directors, we consider the significant amount of time that the Board members expend in fulfilling their duties to us as well as the experience level we require to serve on the Board. The Compensation Committee undertakes to annual review the compensation and compensation policies for non-employee members of the Board of Directors.

Compensation: Directors who are also our employees are not compensated for services provided as a member of the Board of Directors. We reimburse out-of-pocket travel expenses for non-employee directors not residing in the Montreal area in accordance with our travel policy. Each non-employee director, excluding Mr. Natale, who is a full-time employee, is entitled to receive stock in lieu of an annual cash fee of $20,000 plus expenses to be paid on a quarterly basis. Our Chairman of the Board, Mr. Pitcher receives stock in lieu of an annual cash fee of $25,000 plus expenses to be paid on a quarterly basis for services performed in his capacity of Chairman of our board of directors.

The following table sets forth information concerning the compensation earned during the fiscal year ended October 31, 2007, by each individual who served as a director at a time during the fiscal year.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)		Option Awards ($)		Stock Awards ($)		Other Compensation ($)		Total ($)
Todd M. Pitcher	$0		$0		$9,426		$0		$9,426
Sandro Natale		(2)		(2)		(2)		(2)		(2)
Paul Gulyas	$0		$0		$17,907		$0		$17,907
George Vesnaver	$0		$0		$17,907		$0		$17,907
Chirag Patel	$0		$0		$11,731		$0		$11,731
Wendy B-Johnson	$0		$0		$2,333		$0		$2,333

(1)	For a description of annual non-employee director fees, see the disclosure above under “Cash Compensation.”

(2)	Mr. received no compensation for his service on the Board of Directors. Compensation paid to him as Chief Executive Officer is disclosed in the Summary Compensation Table.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Bedinger & Company LLP has been selected as the Company's independent registered public accountants for the fiscal year ending October 31, 2008. Shareholder ratification of the selection of Bedinger & Company LLP as the Company's independent registered public accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Bedinger & Company LLP for shareholder ratification as a matter of good corporate practice. Bedinger & Company LLP has audited the Company's financial statements since 2000. Notwithstanding the selection, the Board, in its discretion, may direct appointment of a new independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its shareholders.

The following table sets forth the aggregate fees billed to us for the fiscal years ended October 31, 2007 and 2006 by Bedinger & Company.

	Fiscal Year 2007	Fiscal Year 2006
Audit Fees	$72,840	$53,551
Audit-related fees
Tax Fees	$3,950	$8,297
All Other Fees
Total	$76,790	$61,848

Audit and Audit Related Fees

The aggregate fees billed for professional services rendered by Bedinger & Company for the audit of the Registrant's annual financial statements and review of the financial statements included in the Registrant's Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for fiscal year 2007 were $72,840. Additionally, Bedinger & Company has charged $3,950 for tax preparation services for fiscal year 2007.

The Company does not have an audit committee. The Board of Directors approved all of the services rendered to the Registrant by Bedinger & Company for fiscal years 2007.

Audit Fees

Audit fees relate to services rendered in connection with the annual audit of the Company's financial statements, quarterly reviews of financial statements included in the Company's quarterly and annual reports on Form 10-Q and Form 10-K.

Audit Related Fees

Audit related fees consisted principally of fees relating to due diligence services and fees for certain SEC registration statement services.

Tax Fees

Tax services consisted of fees for tax consultation and tax compliance services.

There were no other fees incurred during fiscal 2007. The Board has concluded that the provision of non-audit services by our principal independent accountants is compatible with maintaining auditor independence. Our pre-approval policy is that all audit and non-audit services provided by our principal independent accountants must be approved in advance by the Board. 100% of the services performed by Bedinger & Company during fiscal 2007 were approved in advance by the Board.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of votes cast affirmatively or negatively on the proposal at the Annual Meeting of shareholders, as well as the presence of a quorum representing a majority of all outstanding shares of our common stock, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPOINTMENT OF BEDINGER & COMPANY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING OCTOBER 31, 2008.

REPORT OF THE BOARD OF DIRECTORS

Management is responsible for the preparation, presentation and integrity of Superclick’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures; establishing and maintaining internal control over financial reporting; evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. Bedinger & Company is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

Board of Directors

Todd M. Pitcher, Chairman
Sandro Natale
Paul Gulyas
George Vesnaver
Wendy Borow-Johnson

PRINCIPAL SHAREHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of February 25, 2008, certain information with respect to the beneficial ownership of our common stock by (i) each shareholder known to us to be a beneficial owner of more than 5% of our common stock, (ii) each of our directors and director-nominees, (iii) each executive officer named in the Summary Compensation Table found elsewhere in this document and (iv) all directors and executive officers of Superclick as a group.

Beneficial Owner	Number of Shares Beneficially Owned	Percent
Beneficial owners in excess of 5% (other than directors and named executive officers)
Sandro Natale	6,589,430(1)	9.82%
Jean Perrotti	2,400,000(2)	3.58%
Todd M. Pitcher	893,637	1.22%
Paul Gulyas	503,172	1.15% (* )
George Vesnaver	526,272	1.20% (* )
Wendy Borow-Johnson	51,674	*
Directors and executive officers as a group (6 persons)	10,964,185	16.34%

(*) Less than 1%

(1) Mr. Natale owns 2,989,430 shares and owns options to purchase an additional 3,600,000 shares of the company’s common stock at an exercise price of $0.05 per share.

(2) Mr. Perrotti owns 2,400,000 options to purchase the company’s common stock at an exercise price of $0.05 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities and Exchange Act of 1934 requires our directors and certain officers and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. The Securities and Exchange Commission requires officers, directors, and greater-than-ten-percent beneficial owners to furnish us with copies of all Forms 3, 4 and 5 they file.

We believe that all of our officers, directors and greater-than-ten-percent beneficial owners complied with all their applicable filing requirements during the fiscal year ended October 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain three compensation plans that provide the issuance of common stock to officers, directors and consultants. These consist of the 2004 Superclick, Inc. Non-Employee Directors Stock Incentive Plan and the 2004 Incentive Stock Option Plan. The Board of Directors has elected to approve the 2008 Non-Employee Directors Stock Incentive Plan which the Board is recommending shareholders vote in favor for its ratification.

Equity Compensation Plans

The 2004 Incentive Stock Option Plan

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The total number of shares of Stock set aside for Awards may be granted under the Plan is 2,000,000 shares. The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

During the year ended October31, 2005, the Board of Directors authorized an increase in the shares allotted under the plan to 3,500,000 shares.

During the year ended October 31, 2006, the Board of Directors authorized an increase in the shares allotted under the Plan to 30,000,000 shares. Also, during fiscal year 2006, 111,667 options were canceled due to employee terminations, 376,250 options that were out-of-the-money at $0.50 and $0.60 were exchanged for new options at $0.05 to purchase 15,523,750 shares and no options were exercised. The balance of options outstanding at the end of the year was 16,732,148. The Company granted 15,900,000 fully vested options to employees on October 30, 2006 and valued the options utilizing the Black Scholes Option Pricing Model with the following inputs: Risk-free interest rate 4.67%, Volatility 37% (here we used the standard deviation of closing share prices from November 1, 2002 through October 30, 2006, or 4 years), duration of 4 years, strike price of $.05, which yielded a per share fair market value of $.0179. The Company recognized $285,078 of compensation expense related to the 15,900,000 grants and $83,551 for previously granted options bringing the total recognized option related compensation expense for the fiscal year ended October 31, 2006 to $368,629. The Company has recorded compensation expense of $767,017 through October 31, 2006.

During the year ended October 31, 2007, 490,000 options were exercised resulting in $24,500 to the company and the issuance of 490,000 shares of common stock. An additional 230,000 options were exercised on October 31, 2007 resulting in $11,500 received with shares issued in four tranches of 57,500 per month subsequent to the fiscal year ended October 31, 2007. Also, during the year, the Company canceled 1,549,792 options (874,792 options due to employee terminations and 675,000 voluntary cancellations from upper management).

The following table summarizes the Company's stock option activity for the year ended October 31, 2007:

	2007
		Weighted Average
	Shares	Exercise Price
Outstanding at beginning of year	16,732,148	$0.07
Granted	-	-
Forfeited	(1,549,792)	0.05
Exercised	(720,000)	0.05
Outstanding at end of year	14,462,356	$0.07

Options exercisable at year end	14,462,356

2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan has a duration of ten years commencing on January 1, 2004. Awardees are defined as an eligible director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

Common Stock

Private Placement and Warrant Activity

During the year ended October 31, 2005, 100,000 “A” Warrants were exercised resulting in gross proceeds of $60,000. None of these warrants were exercised during fiscal year 2006 and 2007. During fiscal year 2007, 1,899,999 of these warrants expired leaving 200,000 outstanding as of October 31, 2007.

In August of 2005, we issued $2,250,000 of convertible debentures with 965,997 warrants attached. These warrants were outstanding as of October 31, 2007.

Stock Issued for Debt Repayment

During the year ended October 31, 2006, the Company issued 4,618,993 shares of common stock in exchange for $176,420 of interest payable and 1,158,838 shares of common stock in exchange for $50,000 of principle related to the convertible debentures.

During the year ended October 31, 2007, the Company issued 2,094,503 shares of common stock in exchange for $87,512 of interest payable and 2,751,856 shares of common stock in exchange for $115,000 of principle related to the convertible debentures.

Stock issued for Services

During the year ended October 31, 2006, the Company issued 1,355,355 shares to the members of the Board of Directors for services rendered. Total value of the issuances was $77,500. Value for shares issued for services is based on fair market value of our stock on the date of issuance.

During the year ended October 31, 2007, the Company issued 867,429 shares for services with 380,122 to directors for services rendered valued at $39,472, 75,000 shares to outside advisors valued at $17,250, 412,307 shares to our Chairman, Mr. Pitcher for services rendered valued at $32,984 (See Note N) and 141,656 shares issued in November 2008 for which the Company accrued $19,832 for director compensation as of October 31, 2007 as reflected in out statement of shareholder’s equity bringing the total value of stock issued and to be issued to $109,538 during 2007. Value for shares issued for services is based on fair market value of our stock on the date of issuance.

Stock Options

On October 30, 2006 the Board of Directors increased the employee stock option pool established by the 2004 Incentive Stock Option Plan 30,000,000 from 3,500,000.

During the year ended October 31, 2006, 111,667 options were canceled due to employee terminations, 376,250 options were exchanged for new options, 15,523,750 shares were granted and no options were exercised. The balance of options outstanding at the end of the year was 16,732,148. The Company granted 15,900,000 fully vested options to employees on October 30, 2006 and valued the options utilizing the Black Scholes Option Pricing Model with the following inputs: Risk-free interest rate 4.67%, Volatility 37% (here we used the standard deviation of closing share prices from November 1, 2002 through October 30, 2006, or 4 years), duration of 4 years, strike price of $.05 and spot price of $.05, which yielded a per share fair market value of $.0179. Of the 15,900,000 grants, 376,250 represent new shares issued in place of previously granted shares which were deeply out-of-the-money and cancelled in conjunction with the new grants. The Company recognized $285,078 of compensation expense related to the 15,900,000 grants and $83,551 for previously granted options bringing the total recognized option related compensation expense for the fiscal year ended October 31, 2006 to $368,629. The Company has recorded compensation expense of $767,017 through October 31, 2006.

During the year ended October 31, 2007, 490,000 options were exercised resulting in $24,500 to the company and the issuance of 490,000 shares of common stock. An additional 230,000 options were exercised on October 31, 2007 with the exercise price of $11,500 received and shares issued in November 2007. Also, during the year, the Company canceled 1,549,792 options (874,792 options due to employee terminations and 675,000 voluntary cancellations from upper management).

Warrants

At October 31, 2007 the Company had 200,000 "A" Warrants and 965,997 warrants related to convertible debentures outstanding entitling the holder thereof the right to purchase one common share for each warrant held as follows:

Warrant Class	Number of Warrants	Exercise Price Per Warrant	Expiration Date
A	200,000	$0.60	3/30/08
Subtotal	200,000

Debenture	735,370	>or=to $0.30	7/31/2010
Debenture	230,627	>or=to $0.30	8/17/2010
Subtotal	965,997
Total	1,165,997

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Information about the Executive Officers

As of January 25, 2007, our executive officers, who were elected by and serve at the discretion of the Board of Directors, were as follows:

Name	Age	Position
Sandro Natale	39	President, Chief Executive Officer and Director
Jean Perrotti	45	Chief Financial Officer and Principal Accounting Officer

Sandro Natale, a co-founder of the Company, has served the Company as President and CEO since May, 2005 and has served the Company as Director since October, 2003.

Jean Perrotti joined the Company in November, 2005 as Chief Financial Officer.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

Generally, Superclick’s, compensation programs are designed to attract, retain, motivate and appropriately reward individuals who are responsible for Superclick's short- and long-term profitability, growth and return to shareholders. The overall compensation philosophy followed by the Committee is to pay competitively while emphasizing qualitative indicators of corporate and individual performance.

Executive Compensation

The Committee also uses stock option awards made under the Superclick’s 2004 Stock Incentive Plan to provide various incentives for key personnel, including executive officers. Stock options are priced at the fair market value of the common stock of Superclick Inc. on the date of the grant, and typically vest at the rate of 33 1/3% per year over three years, unless determined otherwise by the board or other committee overseeing the Plan.

Our Chief Executive Officer and our Chief Financial Officer each received stock option awards in fiscal 2006 but not 2007. The Committee also periodically makes recommendations to the board of directors for additional stock option awards for eligible individuals, including executive officers, based upon a subjective evaluation of individual current performance, assumption of significant responsibilities, anticipated future contributions, and/or ability to impact overall corporate and/or business unit financial results.

The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by our chief executive officer, chief financial officer and the other highest-paid executive officers serving as such at the end of 2007 whose compensation for that fiscal year was in excess of $100,000. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of Superclick received compensation in excess of $100,000 during fiscal year 2007.

Executives' Compensation Policies

Compensation of our executives is intended to attract, retain and award persons who are essential to the corporate enterprise. The fundamental policy of our executive compensation program is to offer competitive compensation to executives that appropriately reward the individual executive's contribution to corporate performance. The board of directors utilizes subjective criteria for evaluation of individual performance and relies substantially on our executives in doing so. The Board focuses on two primary components of our executive compensation program, each of which is intended to reflect individual and corporate performance: base salary and long-term incentive compensation.

Executives' base salaries are determined primarily by reference to compensation packages for similarly situated executives of companies of similar size or in comparable lines of business with whom we expect to compete for executive talent and with reference to revenues, gross profits and other financial criteria. The Board also assesses subjective qualitative factors to discern a particular executive's relative value to the corporate enterprise in establishing base salaries.

It is the Board's philosophy that significant stock ownership by management creates a powerful incentive for executives to build long-term shareholder value. Accordingly, the board believes that an integral component of executive compensation is the award of equity-based compensation, which is intended to align executives' long-term interests with those of our shareholders. The board believes that option grants should be considered on an annual basis.

Employment Agreements with Executive Officers

Superclick has executed employment agreements with its top two executive officers. Below is a summary of the major terms of these employment agreements.

EMPLOYMENT AGREEMENTS

SANDRO NATALE - Mr. Natale's employment with us is governed by an employment agreement entered into between him and Superclick, Inc. The agreement provides for term of employment that may be extended for additional one (1) year periods. Mr. Natale was entitled to receive a base salary equal to CDN $120,000 plus 2% commission over-ride on new sales.

JEAN PERROTTI Mr. Perrotti's employment with us is governed by an employment agreement entered into between him and Superclick, Inc. The agreement provides for term of employment that may be extended for additional one (1) year periods. Mr. Perrotti was entitled to receive a base salary equal to CDN $120,000 and bonus based on certain thresholds being met.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principle Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Sandro Natale, CEO	2007	$150,259		—	—	(900,000)	—	—
	2006	$143,787	—	—	—	4,500,000	—	—
	2005	$141,391	—	—	—	—	—	—

Jean Perrotti, CFO	2007	$109,008	$27,252	—	—	(600,000)	—	—
	2006	$103,365	$32,065	—	—	3,000,000	—	—
	2005	—	—	—	—	—	—	—

Options and Stock Appreciation Rights

During the year ended October 31, 2007 no options or stock appreciation rights were granted.

The Company has recorded option compensation expense of $767,017 from inception through October 31, 2007.

Long Term Incentive Plan Awards

No long-term incentive plan awards were made to any of our executive officers during the last fiscal year.

Compensation of Directors

2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan

On December 31, 2003, the Board of Directors of the Company adopted the 2004 Superclick, Inc. Non-Employee Director's Stock Incentive Plan (the "Stock Incentive Plan"). The Stock Incentive Plan provides for the issuance of Options, Restricted Stock, and/or Deferred Stock to an Awardee. The total number of shares of Common Stock which may be awarded under the Plan is 1,500,000. If any awarded shares are forfeited, they become available for future issuance. An annual aggregate limit of 300,000 shares (including Options, Restricted Stock, and Deferred Stock) is set for any individual Director.

The Stock Incentive Plan has a duration of ten years commencing on January 1, 2004. Awardees are defined as director to whom an award is made. An eligible director is any person who on the date of grant is a member of the Board of Directors of the Company and is not an employee of the Company or of any Subsidiary. Stock Options are non-qualified right-to-buy Options for the purchase of Common Stock of the Company. The term of each Option shall be ten years from the Date of Grant. The Option Price shall be the Fair Market Value of Superclick, Inc. Common Stock on the date the Option is granted. Under no circumstances shall any Option vest in less than one year from the date of grant. Shares purchased upon exercise of an Option must be paid for in full at the time of exercise either in cash or with currently owned shares. Neither the Committee on Directors and Governance nor the Board of Directors may re-price any Option that is less than the option exercise price. Restricted Stock is Common Stock of the Company restricted as to sale in such fashion as the Committee on Directors and Governance shall determine. Prior to the lifting of the restrictions, the Awardee will be entitled to receive dividends from and to vote the shares of Restricted Stock.

During the year ended October 31, 2007, the Company issued 380,122 shares to directors for services rendered valued at $39,472 and accrued an additional $19,832 which 141,656 shares of common stock were issued in November 2008. Value for shares issued for services is based on fair market value of our stock on the date of issuance. The following table shows director compensation earned during the year ended October 31, 2007:

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Nonqualified deferred compensation earnings	All other compensation	Total
Chirag Patel	-	$11,731	-	-	-	-	$11,731
Paul Gulyas	-	$17,907	-	-	-	-	$17,907
George Vesnaver	-	$17,907	-	-	-	-	$17,907
Todd Pitcher	-	$9,426	-	-	-	-	$9,426
Wendy Borow-Johnson	-	$2,333	-	-	-	-	$2,333
Total	-	$59,304	-	-	-	-	$59,304

From inception through October 31, 2007, the Company has issued 2,110,650 shares to our directors under this stock incentive plan.

The 2004 Incentive Stock Option Plan

On April 8, 2004, the Board of Directors of the Company adopted the 2004 Incentive Stock Option Plan. This Plan is a plan for key Employees (including officers and employee directors) and Consultants of the Company and its Affiliates and is intended to advance the best interests of the Company, its Affiliates, and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in the employ of the Company or any of its Affiliates.

The Company may issue each of the following under this Plan: Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award The Plan was effective April 9, 2004 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Nonqualified Option, Stock Appreciation Right, Restricted Stock Award or Performance Stock Award shall be granted pursuant to the Plan ten years after the Effective Date.

Options Exercised In Last Fiscal Year And Fiscal Year-End Option Values

During the year ended October 31, 2007, (1) 490,000 options were exercised resulting in $24,500 to the company and the issuance of 490,000 shares of common stock; (2) 230,000 options were exercised on October 31, 2007 resulting in $11,500 receivable and shares issued post fiscal year end.; (3) the Company canceled 1,549,792 options (874,792 options due to employee terminations and 675,000 voluntary cancellations from upper management), and (4) Upper management transferred 1,575,000 options already issued in their names to the holder of our convertible debentures resulting in the reduction of $100,000 of principle of our convertible debentures.

As of October 31, 2007, the Company had 14,462,356 outstanding options all of which were exercisable. The value to the company of the exercisable options based on their actual strike prices is $956,053.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Pitcher, Chairman of our company, provides consulting services to us in exchange for monthly compensation of $5,000 plus related expenses. Mr. Pitcher is also President of Comprehensive Communications LLC who provides us with business services support.

Mrs. Papapico, Director of Operations, is the spouse of Mr. Natale, Chief Executive Officer of the Company. Mrs. Papapico earns an annual salary of $80,000 Canadian dollars.

REPORT OF THE COMPENSATION COMMITTEE

We, the Compensation Committee of the Board of Directors of Superclick, Inc. have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended that the Compensation Discussion and Analysis be included in this Proxy Statement and in Superclick’s Form 10-KSB for the fiscal year ended October 31, 2007.

Compensation Committee

Todd M. Pitcher
Paul Gulyas
Wendy Borow-Johnson

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Shareholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable Securities and Exchange Commission rules. For a shareholder proposal to be included in our proxy materials for the 2009 Annual Meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, no later than October 17, 2008. Shareholder business that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we receive notice of the proposal as specified by our Bylaws, addressed to the Secretary at our principal executive offices, not later than the above date.

Should a shareholder proposal be brought before the 2009 Annual Meeting our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices, prior to the close of business on October 17, 2008.

ANNUAL REPORT TO SHAREHOLDERS

A copy of our Form 10K-SB has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 10KSB is not incorporated into this proxy statement and is not considered proxy solicitation material.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2008 Annual Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

Todd M. Pitcher Chairman and Secretary

Montreal, Quebec
February 15, 2008

SUPERCLICK, INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Superclick Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e- mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Superclick, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

[INSERT COMPANY NAME]
THE BOARD OF DIRECTORS RECOMMEND A VOTE
“FOR” ITEMS 1, 2 AND 3.
Vote on Directors
		For	Withhold	For All	To withhold authority to vote for any individual
1.	ELECTION OF DIRECTORS	All	All	Except	nominee(s), mark “For All Except” and write the number(s) of the nominee (s) on the line below.
Nominees:
01) Todd M. Pitcher
	02) Paul Gulyas	☐	☐	☐	___________________________
03) Wendy Borow-Johnson

Vote on Proposals					For	Against	Abstain
2.	Proposal to ratify Bedinger & Company as the company’s independent public company accountants for the fiscal year 2008.				☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such.
	Yes	No		When signing as joint tenants, all parties in the joint
tenancy must sign. If a signer is a corporation, please
Please indicate if you plan to attend this meeting.	☐	☐		sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

SUPERCLICK, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF(DIRECTORS/TRUSTEES)

ANNUAL MEETING OF STOCKHOLDERS
April 24, 2008

The stockholder(s) hereby appoint(s) (Appointee) and (Appointee), or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Superclick, Inc. that the stockholder(s)) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11am Eastern Time, on April 24, at the Marriott Chateau Champlain, 1 Place du Canada, Montreal, Huronie Section “A” Room on Level P,
, and any adjournment

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BESIGNED ON REVERSE SIDE